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                                                                   EXHIBIT 23(b)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Republic Bancorp Inc. Tax Deferred Savings Plan of our reports; (a) dated January 11, 2002, with respect to the consolidated financial statements of Republic Bancorp Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 and (b) dated June 18, 2001 with respect to the Republic Bancorp Inc. Tax Deferred Savings Plan for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Detroit, Michigan
March 25, 2002